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                                                                   EXHIBIT 10.37

                              SEVERANCE AGREEMENT
                           AND RELEASE OF ALL CLAIMS

     This Severance Agreement and Release of All Claims ("Release") is made and entered into by and between Lewis Horwitz ("Employee"), and Imperial Bank ("Employer") as of this 30th day of September 1999.

     WHEREAS, Employee has been employed by a division of Employer, and Employer has determined to sell that division by which Employee has been employed, which transaction will result in the termination of Employee's employment with Employer; and

     WHEREAS, the parties hereto desire to enter into an agreement providing certain benefits to Employee because of his past services;

     NOW THEREFORE, in order to provide those benefits, to sever the employment relationship between the parties, to settle any and all claims, and in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

     1.   Termination of Employment
          -------------------------

     Employee agrees that his active employment with Employer pursuant to that certain Employment Agreement dated as of July 23, 1997, as amended and modified (the "Employment Agreement") was terminated on September 30, 1999. Upon said termination of active employment with Employer, Employee was paid for all services through that date. In addition, Employee received all accrued and earned vacation pay benefits as of the date of termination and all outstanding options in favor of Employee to acquire stock of Employer become fully vested. As of September 30, 1999, the Employment Agreement shall be deemed terminated.

     2.   Non-Admission of Liability
          --------------------------

     This Release is an amicable manner in which to terminate the employment relationship between the parties hereto and is not intended to be, nor shall it be construed as, any type of admission by either party hereto. Said parties hereby expressly deny any legal liability of any kind arising from the employment relationship or the termination thereof, or from or on any other basis, and enter into this Release only as the most economically efficient way to terminate that relationship and avoid any future litigation.

     3.   Release by Employee
          -------------------

     In consideration of $600,000 being paid to Employee concurrently herewith, Employee on behalf of himself and his heirs, successors and assigns hereby fully and forever releases and discharges Employer, and each and all of its parent corporations, subsidiaries and affiliated companies, its predecessors, successors and assigns, and their respective stockholders, directors, officers, representatives, employees, agents, and heirs, successors and assigns, of and from any and all liabilities, claims, demands, contracts, debts, obligations arid causes of action, in law, equity, or otherwise, that Employee, individually or jointly, has held, now holds or may hold in the future, known or unknown, concealed or hidden, suspected or unsuspected, which
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was created or arose out of any matter, cause, thing or transaction whatsoever, as of the effective date of this Release, including but not limited to: (i) any and all rights under the federal Civil Rights Acts of 1964 and 1991, the California Fair Employment and Housing Act, and all other laws governing the employment relationship, or relating to employment discrimination or harassment of any type, (ii) any claim under or related to the Employee Retirement Income Security Act ("ERISA"), (iii) any claim for any employment benefit of any type,
(iv) any benefits under any retirement plan, or (v) any claim of retaliation under any state or federal statute or any common-law theory. Employee represents that he has brought no legal or administrative action or proceeding which is currently pending before any state or federal court, agency, or other tribunal or body against Employer or any of its parent corporations, subsidiaries and affiliated companies, its predecessors, successors and assigns, or any of their respective stockholders, directors, officers, representatives, employees, agents, heirs, successors and assigns.

     Initialled: ____


     4.   Waiver Claims Under Age Discrimination Employment Act
          -----------------------------------------------------

     Employee understands and acknowledges that this Agreement constitutes a voluntary waiver of any and all rights and claims against Employer as of the Effective Date of this Agreement whether or not Employee is aware of them including, without limitation, rights or claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S) 621, et seq.. Employee has waived rights or claims pursuant to this Agreement and in exchange for consideration, the value of which exceeds payment or remuneration to which he was already entitled; he is hereby advised to consult with an attorney concerning this Agreement prior to executing it; he was given a period of at least 21 days to consider the terms of this Agreement before executing this Agreement on the date first written above, but has specifically elected not to utilize such 21 day consideration period; and, he may rescind this Agreement at any time during the seven (7) days following execution of this Agreement and that this Agreement does not become effective or enforceable until the revocation period has expired, which will be the Effective Date of the.is Agreement.

     5.   Release by Employer
          -------------------

     Employer on behalf of itself and each of its predecessors, successors and assigns, fully releases and discharges Employee of and from any and all liabilities, claims, demands, contracts, debts, obligations and causes of action, in law, equity, or otherwise, that Employer, individually or jointly, has held, now holds or may hold in the future, known or unknown, concealed or hidden, suspected or unsuspected, which was created or arose out of any matter, cause, thing or transaction whatsoever, from the beginning of time to the date hereof. Notwithstanding the foregoing, the following obligations and covenants shall not be released:

          (a) The provisions of Section 7 of the Employment Agreement relating to confidentiality.

          (b) The License Agreement dated as of July 23, 1997 between Employer and Employee (which License Agreement is being concurrently assigned to Imperial Credit

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Industries, Inc. by Employer pursuant to that certain Asset Purchase Agreement between Employer and Imperial Credit Industries, Inc. of even date).

     Initiated: ___ (by _________________)

     6.   General Release
          ---------------

     Employer and Employee intend that this Release, once duly executed, shall be effective as a complete and final bar to each and every liability, claim, demand, contract, debt, obligation and causes of action, in law, equity, or otherwise, that Employer and Employee have or might have against Employer, as released above, as provided by California Civil Code Section 1541. Employer and Employee hereby relinquish all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code which reads as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Employer and Employee have read and understood the foregoing provisions of California Civil Code Section 1542.

     7.   Voluntary Agreement
          -------------------

     Employer and Employee have had the opportunity to consult with independent counsel and to secure independent advice and counsel concerning every aspect.of this Release and the rights and liabilities they are hereby relinquishing. Employer and Employee fully understand that they are giving up all rights to pursue any legal claim against each other which arises out of the employment relationship or termination thereof, or otherwise. Employee and Employer have entered into this Agreement of their own free will after having had the opportunity to consult with any advisor that they desired.

     Initialed: ____      Initialed: ____  (by _________________ for Employer)

     8.   Attorney Fees
          -------------

     Each party hereto agrees to bear his or its own legal fees and costs which may arise as a result of this matter, and each of them hereby waives any and all claims he or it may have against the other, individually or severally, for attorneys' fees or costs, except that in the event an action or proceeding is brought to enforce the terms of this Release the prevailing party shall be entitled to recover his or its costs and attorney fees.

     9.   Confidentiality
          ---------------

     Employee agrees to keep the terms, amount and fact of this Release completely confidential, and agrees not to publish, disseminate,or disclose any information concerning this Release to anyone, except members of his immediate family, provided that disclosure to the immediate family members is conditioned on the fact that they agree to keep said information confidential and not disclose it to others.

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     10.  Arbitration
          -----------

     Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of his or its witnesses and all other fees and costs, shall be borne equally by the parties.

     11.  Entire Agreement/Applicable Law
          -------------------------------

     This Release contains the entire agreement of the parties, and any other promise, inducement, or representation, oral or written, not set forth in this Release shall have no force or effect. This Release shall be binding upon the heirs, executors, administrators, successors, assigns and representatives of Employee and on the parent corporations, subsidiaries and affiliated companies of Employer, as well as its predecessors, successors and assigns, and their respective stockholders, directors, officers, representatives, employees, agents, and heirs, successors and assigns. This Release shall be construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties have duly executed this Release as of the date first set forth above.


__________________________________
Lewis Horwitz
"Employee"

Imperial Bank, a California corporation


By _______________________________

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